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                                                                      EXHIBIT 99
                                                                      ----------

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
            --------------------------------------------------------
                           FORM 10-QSB MARCH 31, 2002
                           --------------------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

1. Statement of Cash Available for Distribution for the three months ended March 31, 2002:

     Net Loss                                                  $    (15,000)
     Add:   Equity in loss of Local Limited Partnership              21,000
            Cash to reserves                                         (6,000)
                                                               ------------
      Cash Available for Distribution                          $      -
                                                               ============


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2002:

      Entity Receiving                Form of
        Compensation                Compensation                 Amount
    -----------------------      -------------------       -----------------

            None









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